UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2005

SPECIALTY UNDERWRITERS’ ALLIANCE, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50891 (Commission File Number)	20-0432760 (IRS Employer Identification No.)

222 South Riverside Plaza
Chicago, Illinois 60606
(Address of Principal Executive Offices) (Zip Code)

(888) 782-4672
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_|  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_|  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_|  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_|  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Entry into a Material Definitive Agreement.

On February 7, 2005, SUA Insurance Company (“SUA”), the wholly owned operating subsidiary of Specialty Underwriters’ Alliance, Inc. (the “Company”), entered into a lease agreement (the "Lease") with 222 South Riverside Property LLC (the “Landlord”). Under the terms of the Lease, the Company’s headquarters will move to a larger facility in Chicago, Illinois consisting of an aggregate of approximately 24,987 square feet. The Lease begins on May 1, 2005 and runs for an initial term of 15 years, with an option to extend for 5 years. The aggregate rent for the term of the Lease is approximately $7.1 million. In addition to rent, the Lease requires SUA to pay certain taxes, insurance and operating costs relating to the leased space.

A copy of the Lease will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 10, 2005

SPECIALTY UNDERWRITERS' ALLIANCE, INC. By: /s/ Peter E. Jokiel Name: Peter E. Jokiel B Title: Chief Financial Officer